EXHIBIT 10(b)(1)
                         FIFTH MODIFICATION AGREEMENT


Date:                    Effective January 10, 2000


Bank One:                 BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                          a national banking association

Bank One's Address:       1717 Main Street, 3rd Floor
                          Dallas, Texas  75201

Company:

                          CEC ENTERTAINMENT, INC. (f/k/a ShowBiz Pizza
                          Time, Inc.), a Kansas corporation


Company's Address:        4441 W. Airport Freeway
                          Irving, Texas  75062


                         R E C I T A L S:

A. Bank One and Company entered into a Loan evidenced, inter alia, by the following documents:

    1. Loan Agreement dated as of June 27, 1995 by and between Company and Bank One for an aggregate Loan in the amount of $5,000,000.

    2. Revolving Credit Note dated June 27, 1995 in the original principal amount of $5,000,000 signed by Company and payable to Bank One.

B. Bank One and Company modified the Loan to increase its principal balance to $15,000,000, extend the maturity date to June 15, 1998 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

    1.  Modification and Extension Agreement dated August 1,
1996 by and between Company and Bank One for an aggregate Loan in the amount of $15,000,000.

    2. Restated Revolving Credit Note dated August 1, 1996 in the original principal amount of $15,000,000 signed by Company and payable to Bank One.

C. Bank One and Company modified the Loan to allow for transfer of certain assets and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

    1. Supplemental Agreement dated as of September 29, 1997 by and between Company and Bank One.

    2.  Guarantee Agreement - ShowBiz Nevada, Inc. dated as of
September 29, 1997 made by ShowBiz Nevada, Inc. in favor of Bank
One.

    3. Guarantee Agreement - ShowBiz Merchandising, Inc. dated as of September 29, 1997 made by ShowBiz Merchandising, Inc. in favor of Bank One.
    4. Guarantee Agreement - SPT Properties Company, Inc. dated as of September 29, 1997 made by SPT Properties Company, Inc. in favor of Bank One.

    5. Guarantee Agreement - ShowBiz Cayman Islands, Inc. dated as of September 29, 1997 made by ShowBiz Cayman Islands, Inc. in favor of Bank One.

D. Bank One and Company modified the Loan to extend the maturity date to June 1, 2000 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

    1. Second Modification and Extension Agreement dated effective June 14, 1998 by and between Company and Bank One for an aggregate Loan in the amount of $15,000,000.00.

    2. Second Restated Revolving Credit Note dated effective June 14, 1998 in the original principal amount of $15,000,000.00 signed by Company and payable to Bank One.

E. Bank One and Company modified the Loan to increase its principal balance to $30,000,000.00 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

    1. Third Modification dated effective December 4, 1998 by and between Company and Bank One for an aggregate Loan in the amount of $30,000,000.00.

    2.  Third Restated Revolving Credit Note dated effective
December 4, 1998 in the original principal amount of $30,000,000.00 signed by Company and payable to Bank One.

Bank One and Company modified the Loan to extend the maturity date to June 1, 2001, increase its principal balance to $45,000,000.00 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

    1. Fourth Modification and Extension Agreement dated effective July 16, 1999 by and between Company and Bank One for an aggregate Loan in the amount of $45,000,000.00.

    2. Fourth Restated Revolving Credit Note dated effective July 16, 1999 in the original principal amount of $45,000,000.00 signed by Company and payable to Bank One.

G. Bank One is the owner and holder of the Note, Loan Agreement, and other Loan Documents.

H. Company has requested that Bank One increase the Revolving Credit Commitment by extending a supplemental revolving credit facility to Company in the original principal amount of $10,000,000.00 to be evidenced by an additional promissory note and to be subject to the terms of the Loan Documents, and Bank One is willing to do so on the terms set out in this Agreement.


IT IS AGREED:

    1. Definitions. The definition of terms used in the Loan Agreement and Supplemental Agreement shall have the same meanings in this Agreement unless otherwise defined. The term "Loan Documents" in Section 1.1 of the Loan Agreement shall be amended to include all the documents described above and this Agreement.

    2. Principal Balance. Bank One and Company acknowledge that as of the date hereof the outstanding principal balance of the Note is FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00).

    3. Supplemental Credit Facility. Subject to the terms and conditions set forth in the Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loan, and as modified by this Agreement, Bank One hereby agrees to provide to Company a Supplemental Revolving Credit Loan (herein referred to as the "Supplemental Loan"). Subject to the terms and conditions set forth herein, Bank One agrees to lend to Company, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Supplemental Loan from time to time, such amounts as Company may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed Ten Million and No/100 Dollars ($10,000,000.00) (herein referred to as the "Supplemental Commitment"). Subject to the terms and conditions hereof, Company may borrow, repay and reborrow hereunder. The sums advanced under the Supplemental Loan shall be used for general working capital needs. All advances, whether one or more, under the Supplemental Loan shall be collectively called the "Supplemental Loan." The original stated principal amount of the Supplemental Note shall be included in the definition of "Revolving Credit Commitment" stated in the Loan Agreement. Except for the different or unique terms specified and applied to the Supplemental Loan, Supplemental Note or both by this Agreement, the Supplemental Loan, Supplemental Note or both shall be subject to the remainder of the terms of the Loan Documents.

    5. Promissory Note. The Supplemental Loan shall be evidenced by the promissory note (herein referred to as the "Supplemental Note") duly executed by Company and payable to the order of Bank One, in form and substance as attached hereto as Exhibit "A". Interest on the Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Supplemental Note and in the Loan Agreement. The interest rate will not exceed the maximum rate permitted by applicable law.

    6.  Applicable Margin. The definition of "Applicable Margin" in
Section 1.1 of the Loan Agreement shall be supplemented with an additional definition solely for calculating the rate of interest on a Supplemental Loan as follows:

    "Applicable Margin" shall mean, solely for calculating the rate of interest on a Supplemental Loan, at all times during the applicable periods or portions thereof, (i) unless an Event of Default has occurred and is continuing, the following listed percentage rates per annum with respect to Prime Rate Loans and LIBO Rate Loans for the applicable ratio of (A) Consolidated Indebtedness to (B) the difference equal to EBITDA minus income and profit taxes:

    Ratio                Prime Rate Loans           LIBO Rate Loans
    -----               ------------------         -----------------
    Greater than 2.00         0.75%                     2.75%
    1.50 to 1.99              0.50%                     2.25%
    1.00 to 1.49              0.25%                     1.75%
    0.75 to 0.99              0.00%                     1.50%
    Less than 0.74           (0.25%)                    1.25%

    and (ii) during the continuance of an Event of Default and prior to the earlier of Maturity or the expiration of the applicable Interest Period, if any, (A) 2.50% per annum with respect to Prime Rate Loans and (B) 5.00% per annum with respect to LIBO Rate Loans. The ratio of (A) Consolidated Indebtedness to (B) the difference equal to EBITDA minus income and profit taxes, shall be determined at the end of each calendar quarter for the immediately preceding four consecutive calendar quarters.

    7. Facility Fee. The Company shall pay a facility fee to Bank One equal to 0.375% per annum of the average daily, unused amount of the Supplemental Commitment for the period from the date of this Agreement to and including the maturity date of the Supplemental Note, payable quarterly in arrears beginning on March 31, 2000 and on the end of each calendar quarter thereafter. The facility fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

    8. Acknowledgment of Indebtedness. Company acknowledges that as of the date of this Agreement, it is well and truly indebted to Bank One pursuant to the terms of the Note and Supplemental Note. Company hereby promises to pay to Bank One the indebtedness evidenced by the Note and Supplemental Note in accordance with the terms thereof, as modified hereby, and shall observe, comply with, and perform all of the obligations, terms, and conditions under or in connection with the Note, Supplemental Note and all other Loan Documents.

    9. Ratification of Loan Documents. Except as provided herein, the terms and provisions of the Note and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Note, Loan Agreement and the other Loan Documents shall in no way impair the security of the Loan Documents for the payment of the Note and the Supplemental Note. The promissory notes defined herein and in all other Loan Documents as the "Note" or "Revolving Credit Note(s)" shall hereafter include the Supplemental Note. The Loan Agreement, the Note and the other Loan Documents are hereby ratified and confirmed in all respects.

    10. Ratification by Guarantors. Each of ShowBiz Nevada, Inc., a Nevada corporation, ShowBiz Merchandising, Inc., a Nevada corporation, SPT Properties Company, Inc., a Nevada corporation, and ShowBiz Cayman Islands, Inc., a Cayman Islands corporation, ratifies and confirms its respective Guarantee Agreement dated as of September 29, 1997, as being binding and continuing, consents to the terms of this Agreement and acknowledges that the Indebtedness evidenced by the Supplemental Note is and shall be part of the Guaranteed Obligations, as defined in its Guarantee.

    11. No Waiver. Company acknowledges that the execution of this Agreement by Bank One is not intended nor shall it be construed as
(i) an actual or implied waiver of any default under the Note or any other Loan Document or (ii) an actual or implied waiver of any condition or obligation imposed upon Company pursuant to the Note or any other Loan Document, except to the extent expressly set forth herein.

    12. Expenses. Contemporaneously with the execution and delivery thereof, Company shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation fees and expenses of legal counsel to Bank One.

    13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument; but in making proof hereof it shall only be necessary to produce one such counterpart.

    14. Benefit. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.

    15. Release and Waiver of Usury Claim. Company hereby releases Bank One, its successors and assigns, from all claims, demands, liabilities and causes of action which Company may be entitled to assert (although no such claims are known to exist) against Bank
One by reason of Bank One's contracting, charging or receiving for the use, forbearance or detention of money, interest on the Loan evidenced by the Note prior to the execution of this Agreement in excess of that permitted to be charged to Company under applicable law.

    16. Release and Waiver of Other Claims. In consideration of the terms, conditions and provisions of this Agreement and the other benefits received by Company hereunder, Company further hereby releases, relinquishes and forever discharges Bank One, as well as its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys and accountants of and from any and all claims, demands, actions, causes of action of any and every kind or character, whether known or unknown, which Company may have against Bank One and its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys or accountants arising out of or with respect to any and all transactions solely relating to the Note or any renewal thereof, and/or the Loan Documents, but excluding any other transactions between the parties, occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank One and its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys, or accountants, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the racketeer influenced and corrupt organizations act, intentional or negligent infliction of mental duress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy.

    17. Construction. The parties acknowledge that the parties and their counsel have reviewed and had the opportunity to revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

    18. Entire Agreement. THIS AGREEMENT, THE NOTE AND THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES
AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS
OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

    BANK ONE, TEXAS, National Association


    By: ---------------------
    Name:  Paul C. Koch
    Title: Vice President
    CEC ENTERTAINMENT, INC.


    By: ---------------------
    Name:  Larry G. Page
    Title: Executive Vice President, Chief Financial
     Officer and Treasurer

    SHOWBIZ NEVADA, INC.


    By: ---------------------
    Name:  Don McKechnie
    Title: Director and President

    SHOWBIZ MERCHANDISING, INC.


    By: ---------------------
    Name:  Don McKechnie
    Title: Director and President

    SPT PROPERTIES COMPANY, INC.


    By: ----------------------
    Name:  Don McKechnie
    Title: Director and President

    SHOWBIZ CAYMAN ISLANDS, INC.


    By: -----------------------
    Name:  Don McKechnie
    Title: Director and President

STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January ----, 2000, by Paul C. Koch, Vice President of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, on behalf of said national association.


    --------------------------
    Notary Public, State of Texas
    (SEAL)

    --------------------------
    (Please Print Name of Notary)


My Commission expires:

---------------------


STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January 10, 2000, by Larry G. Page, Executive Vice President, Chief Financial Officer and Treasurer of CEC ENTERTAINMENT, INC., a Kansas corporation, on behalf of said corporation.

     -----------------------------
     Notary Public, State of Texas
      (SEAL)

     ----------------------------
     (Please Print Name of Notary)


My Commission expires:

----------------------


STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January 10, 2000, by Don McKechnie, Director and President of SHOWBIZ NEVADA, INC. a Nevada corporation, on behalf of said corporation.

     ------------------------------
     Notary Public, State of Texas
      (SEAL)


     ------------------------------
     (Please Print Name of Notary)


      My Commission expires:

     -----------------------------





STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January 10, 2000, by Don McKechnie, Director and President of SHOWBIZ MERCHANDISING, INC. a Nevada corporation, on behalf of said corporation.

     -------------------------------
     Notary Public, State of Texas
     (SEAL)

     -------------------------------
     (Please Print Name of Notary)
      My Commission expires:

     -------------------------------

STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January 10, 2000, by Don McKechnie, Director and President of SPT PROPERTIES COMPANY, INC. a Nevada corporation, on behalf of said corporation.


     ------------------------------
     Notary Public, State of Texas
      (SEAL)


     ------------------------------
     (Please Print Name of Notary)


My Commission expires:

----------------------



STATE OF TEXAS       &
                     &
COUNTY OF DALLAS     &

    This instrument was acknowledged before me on January 10, 2000, by Don McKechnie, Director and President of SHOWBIZ CAYMAN ISLANDS, INC. a Cayman Islands corporation, on behalf of said corporation.


     -----------------------------
     Notary Public, State of Texas
     (SEAL)

     -----------------------------
     (Please Print Name of Notary)


     My Commission expires:

     ------------------